EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Digital Insight Corporation of our report dated January 28, 2000, except as to note 13, as to which the date is March 6, 2000, relating to the financial statements that appear in Digital Insight Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Woodland Hills, California
August 11, 2000